SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 19, 2009
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 23, 2009, Grubb & Ellis Company (the “Company”), GERA Danbury LLC (“Seller”), a subsidiary of the Company’s wholly owned subsidiary GERA Property Acquisition, LLC, Matrix Connecticut, LLC (“Buyer”) and Matrix Danbury, LLC entered into a Merger Agreement (the “Merger Agreement”) to effect the purchase by Buyer from the Company of the property located at 39 Old Ridgebury Road, Danbury, Connecticut (the “Property”) for the sum of $76,000,000 (the “Purchase Price”), subject to adjustments and prorations as set forth in the Merger Agreement.
     Concurrently with the execution of the Merger Agreement, the parties thereto entered into a first amendment (the “First Amendment”), amending, among other things, the Purchase Price by reducing it from $76,000,000 to $73,500,000.
     The Merger Agreement, as amended by the First Amendment, constituted an amendment and restatement of that certain agreement for the Purchase and Sale of Real Property and Instructions, dated October 31, 2008 (as amended, the “Purchase Agreement”), with respect to the Property, principally altering the mechanism of the transfer of the Property, but not, other than with respect to the amendment to the Purchase Price, the substantive terms and conditions of the Purchase Agreement.
     Pursuant to the Purchase Agreement, Buyer had made an initial deposit of $1,250,000 (the “Initial Deposit”). Concurrently with the execution of the Merger Agreement Buyer made an additional deposit of $5,000,000 (the “Additional Deposit,” and collectively with the Initial Deposit, the “Deposit”).
     The Deposit was subject to release pursuant to the terms and conditions of an escrow agreement by and among the Company, Buyer and First American Title Insurance Company (the “Escrow Agreement”). Concurrently with the execution of the Merger Agreement, one-half of the Deposit ($3,125,000) was released from escrow to the Company, with the other half, plus any interest thereon less any applicable fees and costs, was to be released to the Company upon the closing of the merger (the “Closing”).
     The Deposit was nonrefundable except in the event that the Company failed to satisfy certain conditions precedent to the Closing (principally, no material adverse change in the title report with respect to the Property, or no disapproval by Buyer of an estoppel certificate from a tenant on the Property because of a material adverse matter disclosed therein) in the event of a default by the Company after the applicable cure period has expired.
     On May 19, 2009, the parties entered into the second amendment to the Merger Agreement (the “Second Amendment”) pursuant to which the remaining $3.125 million of the Deposit held in escrow was released to the Company (and remains subject to the terms of the Merger Agreement, as amended) and the purchase price was reduced from $73,500,000 to $72,400,000. In accordance with the Second Amendment, the closing of the sale of the Property is expected to occur on or before June 1, 2009.
     The foregoing is only intended to be a summary of the terms of the Second Amendment and is not intended to be a complete discussion of such document. Accordingly, it is qualified in its entirety by reference to the full text of the Second Amendment, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	The following is filed as an Exhibit to this Current Report on Form 8-K:

2.1	Second Amendment to Merger Agreement, dated as of May 19, 2009, by and among Grubb & Ellis Company, GERA Danbury LLC, GERA Property Acquisition, LLC, Matrix Connecticut, LLC and Matrix Danbury, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: May 26, 2009

EXHIBIT INDEX

Exhibit Number	Description

2.1	Second Amendment to Merger Agreement, dated as of May 19, 2009, by and among Grubb & Ellis Company, GERA Danbury LLC, GERA Property Acquisition, LLC, Matrix Connecticut, LLC and Matrix Danbury, LLC.